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EXHIBIT INDEX

Exhibit 6    : Copy of Distribution Agreement, dated May 13, 1996

Exhibit 8(a) : Copy of Custodian Agreement, dated May 13, 1996

Exhibit 8(b) : Copy of Addendum to Custodian Agreement, dated May
               13, 1996

Exhibit 9(a) : Copy of Transfer Agency Agreement, dated May 13,
               1996

Exhibit 9(b) : Copy of Administrative Services Agreement, dated May
               13, 1996

Exhibit 9(c) : Copy of Agreement and Declaration of Unitholders,
               between Strategist Equity Income Fund and IDS
               Diversified Equity Income Fund.

Exhibit 9(d) : Copy of Agreement and Declaration of Unitholders,
               between Strategist Balanced Fund and IDS Mutual.

Exhibit 9(e) : Copy of Agreement and Declaration of Unitholders,
               between Strategist Equity Fund and IDS Stock Fund,
               Inc.

Exhibit 9(f) : Copy of Agreement and Declaration of Unitholders,
               between Strategist Total Return Fund and IDS Managed Retirement Fund, Inc.

Exhibit 11   : Consent of Independent Auditors.

Exhibit 15   : Copy of Plan and Agreement of Distribution, dated
               May 13, 1996.

Exhibit 17   : Financial data schedules.

Exhibit 19(a): Director's Power of Attorney to sign Amendments to this Registration Statement, dated April 24, 1996.

Exhibit 19(b): Officer's Power of Attorney to sign Amendments to this Registration Statement, dated April 24, 1996.